Exhibit 12.01 Statement re: computation of ratio of earnings to fixed charges.



Haynes  International,  Inc.
Ratio  of  Earnings  Before  Fixed  Charges  to  Fixed  Charges



                                                                                    1992              1993              1994
                                                                          --------------    --------------    --------------
Line 1                       Income (loss) before income                        ($28,091)         ($11,717)         ($60,446)
                             taxes, extraordinary item and
                             cumulative effect of change in
                             accounting principle
Line 2                       Interest on indebtedness                             19,211            16,792            18,236
Line 3                       Amortization of debt issuance                         1,333             2,120             1,680
                             costs
                                                                          --------------    --------------    --------------
Line 4                       Total earnings before fixed                         ($7,547)  $         7,195          ($40,530)
                             charges (Line 1 plus Line 2 plus
                             Line 3)
                             -----------------------------------------
Line 5                       Interest on indebtedness                    $        19,211   $        16,792   $        18,236
Line 6                       Amortization of debt issuance                         1,333             2,120             1,680
                             costs
                                                                          --------------    --------------    --------------
Line 7                       Total fixed charges (Line 5                 $        20,544   $        18,912   $        19,916
                             plus Line 6)
Ratio of earnings before
fixed charges to fixed
charges (Line 4 divided by
Line 7)                                                                  N/A *             N/A *             N/A *




                                        1995              1996
                              --------------    --------------
Line 1                               ($5,458)  $           160



Line 2                                18,789            20,638
Line 3                                 1,444             1,353

                              --------------    --------------
Line 4                       $        14,775   $        22,151



Line 5                       $        18,789   $        20,638
Line 6                                 1,444             1,353

                              --------------    --------------
Line 7                       $        20,233   $        21,991

Ratio of earnings before
fixed charges to fixed
charges (Line 4 divided by
Line 7)                      N/A *                        1.01


*  Earnings  before  fixed  charges  were  insufficient  to  cover  fixed  charges.

